SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        January 1, 2007
Date of Report (Date of earliest event reported)

           ASIA PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)	Identification No.)

800 5th Avenue, Suite 4100
                         Seattle, Washington 98104
(Address of principal executive offices, including zip code)

                                  (206) 447-1379
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
(c)

Mr. Wong was our Senior Vice President of Accounting and Finance from July 1, 2006 to December 31, 2006 under a 3-year employment contract with 450,000 stock options at an exercise price of US$ 0.20 per share, commencing July 1, 2006. He was promoted to our Executive Vice President- Chief Financial Officer on January 1, 2007 and his employment contract was amended to 5 years instead of 3, with an additional 750,000 stock options at an exercise price of US$0.10 per share.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(b)

On January 1, 2007, Bernard Chan resigned as the Chief Financial Officer of the Company and his position is replaced by Thomas Wong. During Mr. Chan's tenure with us, there was not any dispute between him and the Company in relation to our operations, policies and practices.

(c)	On January 1, 2007, the board of directors appointed Thomas Wong as our principal financial officer.

Mr. Wong was our Senior Vice President of Accounting and Finance from July 1, 2006 to December 31, 2006 under a 3-year employment contract with 450,000 stock options at an exercise price of US$ 0.20 per share, commencing July 1, 2006. He was promoted to our Executive Vice President- Chief Financial Officer on January 1, 2007 and his employment contract was amended to 5 years instead of 3, with an additional 750,000 stock options at an exercise price of US$0.10 per share. From April 1996 to June 2006, Mr. Thomas was the Vice President of Finance at Interpay International Group Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC.
(Registrant)

Date: January 8, 2007	By:	CHARLIE RODRIGUEZ
Charlie Rodriguez, Secretary and Director